CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the St. Jude Medical, Inc. Stock Option Granted to Officer of Daig Corporation of our reports dated February 5, 1996, with respect to the consolidated financial statements and related financial statement schedule of St. Jude Medical, Inc. included in its Annual Report (Form 10K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 29, 1996